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                                                        Exhibit 10.28

                              TELECORP PCS, INC.
                          1998 RESTRICTED STOCK PLAN*


          1.  Purpose. The purpose of this Restricted Stock Plan (the "Plan") is
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to advance the interests of TeleCorp PCS, Inc. (the "Company") by providing an opportunity to selected officers and employees of the Company and its subsidiaries to acquire shares of securities in the Company under this Plan. By encouraging such ownership, the Company seeks to attract, retain and motivate officers and employees of superior training, experience and ability.

          2.  Administration. Except to the extent otherwise provided herein,
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this Plan shall be administered by the Compensation Committee of the Board of
Directors of the Company (the "Committee"). Subject to the provisions of this Plan, the Committee shall have full power to construe and interpret the Plan and to establish, amend and rescind rules and regulations for its administration.

          3.  Shares Subject to the Plan. The number of shares that may be
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awarded to officers and employees under this Plan (the "Grant Shares") shall not exceed 7,085.22 shares of Series E Preferred Stock and 12,955.33 shares of Class A Voting Common Stock (collectively, the "Shares"). Grant Shares shall be granted pursuant to the rules set forth in Section 5, and shall be subject to the vesting provisions of Section 6 of the Plan. Any Grant Shares which for any reason are redeemed by the Company pursuant to the vesting provisions of Section 6 may again be awarded under the Plan to another Participant (as defined in section 4) in this Plan. Grant Shares shall be Shares (a) issued by the Company out of its authorized but unissued shares; or (b) acquired by the Company through a redemption pursuant to the vesting provisions of Section 6 of the Plan.

          4.  Eligible Employees. Grant shares may be awarded to such officers
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and employees of the Company or any of its subsidiaries as are selected by the
Committee (any such selected officer or employee, a "Participant").

          5.  Award of Grant Shares. The Committee may, from time to time, make
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awards of Grant Shares to a Participant in the form of Restricted Shares (as defined in the following

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*  Amended May 20, 1999 by the Company's Board of Directors.
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paragraph), in its sole discretion. The Committee shall, in its sole discretion, determine the number of Grant Shares to be awarded to a Participant.

          Restricted Shares shall be transferred to Participants without other payment therefor as additional compensation for their services to the Company and its affiliates. Restricted Shares shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on sale or other disposition.

      6.       Vesting.
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               (a) Grant Shares shall vest in accordance with the vesting schedule set forth on Schedule A hereto.
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               (b) With respect to Restricted Shares, the Participant must remain employed by the Company or one of its subsidiaries during each of the vesting periods set forth on Schedule A hereto in order for
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          such Grant Shares to become vested in him. If the Participant fails to satisfy such requirements, the Company shall be entitled to redeem unvested shares at a redemption price of $.01 per share and the Participant shall transfer to the Company or one or more persons designated by the Committee all unvested Grant Shares awarded to him on such date and the Participant shall have no further rights with respect to such unvested Grant Shares.

               (c) Any Grant Shares not granted on or prior to July 17, 2003 shall be awarded to Messrs. Gerald T. Vento and Thomas H. Sullivan, pro rata in accordance with their stockholdings in the Company received pursuant to the terms of the Management Agreement by and between the Company and TeleCorp Management Corp., as of the date of such Management Agreement.

               (d) If the Participant's employment with the Company or one of its subsidiaries terminates prior to full vesting in any Grant Shares awarded hereunder by reason of his retirement under a retirement plan maintained by the Company or one of its subsidiaries, the Committee may, in its discretion, specify that any Grant Shares awarded to the Participant become vested at that time, at a future date or upon the completion of such other conditions as the Committee, in its sole discretion, may provide.

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          7.   Terms and Conditions of Grant Shares. Grant Shares awarded under
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this Plan shall be awarded pursuant to written agreements ("Agreements") in the form attached as Exhibit A for Restricted Shares as such form may be changed
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from time to time by the Committee, each of which Agreement shall evidence among its terms and conditions the following:

               (a) Price.  Grant Shares shall be awarded for no consideration,
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          except such minimum consideration as may be required by Delaware law.

               (b) Number of Shares.  Each Agreement shall specify the number of
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          Grant Shares to which it pertains.

               (c) Redemption of Grant Shares.  Each Agreement shall specify
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          that all or a portion of the Grant Shares shall be subject to redemption provisions specified in Section 6.

          8.   Nontransferability. Any Grant Shares which are subject to
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redemption under the Agreement shall be nontransferable by the Participant except as the Agreement may otherwise provide.

          9.   Rights as Shareholder. Except as otherwise provided in this Plan
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or the Agreement, the Participant shall have all of the rights of a shareholder of the Company with respect to the Grant Shares registered in his name, including the right to vote such Grant Shares and receive the dividends and other distributions paid or made with respect to such Grant Shares.

          10.  Share Dividends; Share Splits; Share Combinations;
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Recapitalization. The Board of Directors of the Company shall make appropriate
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adjustment in the maximum number of Shares subject to the Plan to give effect to any share dividends, share splits, share combinations, recapitalizations and other similar changes in the capital structure of the Company after the date of award. The provisions contained in the Plan and in any Agreement shall apply equally to any other capital shares of the Company, and any other securities, which may be acquired by the Participant as a result of a share dividend, share split, share combination, or exchange for other securities resulting from any recapitalization, reorganization or any other transaction affecting the Grant Shares.

          11.  Termination or Amendment of Plan.
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               The Board of Directors may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company, provided:

                    (a) that no such termination or amendment shall adversely
               affect or impair any then issued and outstanding Grant Shares without the consent of the Participant holding such Grant Shares; and

                    (b) Section 6 (c) may not be amended without the consent of
               Messrs. Vento and Sullivan.

          12.  Construction of Pronouns. Masculine pronouns used herein shall
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refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, wherever appropriate.

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                                  Schedule A
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                               Vesting Schedule
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TeleCorp Vesting Schedule
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Executives Hired Before 1/1/98                 Vesting
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Commencement Date/1/                            20.0%
Year 1& 2 Build Out Complete/2/                 10.0%
2/nd/ Anniversary of Commencement Date          15.0%
Year 3 Build Out + 60% Pops Coverage            10.0%
3/rd/ Anniversary of Commencement Date          15.0%
4/th/ Anniversary of Commencement Date          15.0%
5/th/ Anniversary of Commencement Date          15.0%
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                                               100.0%

Executives Hired After 1/1/98                  Vesting
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1/st/ Anniversary of Employment Date            20.0%
3/rd/ Anniversary of Employment Date            15.0%
4/th/ Anniversary of Employment Date            15.0%
5/th/ Anniversary of Employment Date            15.0%
6/th/ Anniversary of Employment Date            15.0%
Year 1 & 2 Build Out Complete                   10.0%
Year 3 Build Out + 60% Pops Coverage            10.0%
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                                               100.00%

________________
/1/ Commencement Date means the Closing Date as that term is defined in that certain Securities Purchase Agreement, dated January 23, 1998, as amended, by and among the Company, AT&T Wireless PCS, Inc., TWR Cellular, Inc. and certain Cash Equity Investors, TeleCorp Investors and Management Stockholders identified therein (the "Securities Purchase Agreement").

/2/ The Build Out Schedule is attached hereto.

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